                               MAKE WELL AGREEMENT

     This Make Well Agreement (this "Agreement") dated as of March 23, 1998, is entered into by Peter A. Morton ("Morton") in favor of Bank of America National Trust and Savings Association, as Administrative Agent under the Loan Agreement described below, and for the benefit of the Lenders party to the Loan Agreement from time to time. The parties hereto agree with reference to the following facts:

                                    RECITALS

     A. Concurrently herewith, the Administrative Agent is entering into a Loan Agreement of even date herewith (the "Loan Agreement") with Hard Rock Hotel, Inc., a Nevada corporation ("Borrower"), pursuant to which Bank of America National Trust and Savings Association and each Lender which may hereafter become a party to such Loan Agreement will make Loans to Borrower. The initial amount of the lending commitment under the loan agreement is $67,000,000.

     B. Borrower has agreed to use the Loans under the Loan Agreement for the purposes described in Section 5.9 thereof, including financing for the construction of the Proposed Expansion described below.

     C. Morton is executing this Agreement to induce the Lenders to make Loans to Borrower under the Loan Agreement.

     NOW THEREFORE, Morton hereby agrees as follows:

     1. DEFINITIONS. This is the Make Well Agreement referred to in the Loan Agreement and is one of the Loan Documents referred to therein. Capitalized terms used but not defined in this Agreement are used with the meanings set forth for those terms in the Loan Agreement as in effect on the date hereof, and as amended by any amendments consented to by Morton in writing. In addition, the following terms are used with the meanings set forth after each:

     "ADDITIONAL CONTRIBUTIONS" means amounts paid to Borrower by Morton in cash in the form (at Morton's discretion) of either (a) preferred stock of Borrower having the characteristics described on Exhibit A hereto, or (ii) junior subordinated Indebtedness of Borrower of the type described in
     Section 6.10(g) of the Loan Agreement, PROVIDED that such Indebtedness may be incurred by Borrower only if Borrower is unable to obtain approval from the appropriate Gaming Authorities for the issuance of the preferred stock contemplated by clause (a), or (c) both of the foregoing (without duplication).

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     "BENEFICIARIES" means the Administrative Agent and the other Creditors under the Loan Agreement.

     "COMPLETION GUARANTY" means the Completion Guaranty of even date herewith executed by Morton in favor of the Administrative Agent, for the benefit of the Lenders and Trustee, for the benefit of the holders of the notes under the Indenture referred to in the Loan Agreement.

     "INSOLVENCY PROCEEDING" means a proceeding under any Debtor Relief Law, including without limitation any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships.

     "LOANS" means, collectively, any cash loans made to Borrower pursuant to the Loan Agreement, together with any letters of credit and other credit accommodations granted to Borrower by the Administrative Agent or any Lender pursuant to the terms of the Loan Documents.

     "MAKE WELL PERIOD" means the period from (a) the earlier of August 1, 1999 as such date may be extended with the written approval of the Lenders or the termination of the Completion Guaranty in accordance with its terms, through (b) the Release Date.

     "OBLIGATIONS" means, collectively, the obligations and indebtedness of Borrower to the Beneficiaries under the Loan Agreement and the Loan Documents referred to therein.

     "PRO FORMA EFFECT" means, in relation to any Default or Event of Default as of a particular date of determination under:

          (a) the Senior Leverage Ratio covenant contained in Section 6.12 of the Loan Agreement, that the Additional Contributions made hereunder are in an amount which is adequate, when subtracted from the numerator of the Senior Leverage Ratio, to cause Borrower to be in pro forma compliance with the Senior Leverage Ratio as of such date; and

          (b)  the Fixed Charge Coverage Ratio covenant contained in Section
          6.13 of the Loan Agreement, that the Additional Contributions made hereunder are in an amount which is adequate, when added to the numerator of the Fixed Charge Coverage Ratio, to cause Borrower to be in pro forma compliance with the Fixed Charge Coverage Ratio as of such date.

     "PROPOSED EXPANSION" has the meaning set forth in the Loan Agreement as of the date hereof, together with any changes consented to by Morton.

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     "RELEASE DATE" means the date (which must be a date which is not less than one full Fiscal Quarter following the Opening of the Proposed Expansion) upon which each of the following has occurred:

               (a) Borrower has delivered a Compliance Certificate under the Loan Agreement demonstrating to the reasonable satisfaction of the Administrative Agent that it has achieved, as a Total Leverage Ratio not greater than 5.55:1.00 as of the last day of such a Fiscal Quarter;

               (b) Borrower has delivered to the Administrative Agent projections in form, detail and substance reasonably acceptable to the Administrative Agent demonstrating that the Total Leverage Ratio for each fiscal quarter in the one year period following the proposed release date will not exceed 5.55:1.00 (it being understood that such projections shall not constitute a representation or warranty of the future financial performance of Borrower, but rather the best estimate of the senior management of Borrower of probable performance, and subject to the uncertainty inherent in all financial forecasts);

               (c) Concurrently with the delivery of such Compliance Certificate and projections, Morton (or Borrower on his behalf) has requested the release of this Agreement in writing;

               (d) The Administrative Agent has delivered such Compliance Certificate, projections and written release request to the Lenders, and the Requisite Lenders have not objected thereto (on the basis that they are in some manner not in conformity with the requirements of this Section) within five Banking Days of their receipt of such materials;

               (e) As of the date of the delivery of such Compliance Certificate and projections to the Administrative Agent, and as of the Release Date, no Default or Event of Default has occurred and remains continuing; and

               (f) The Administrative Agent has notified Morton and the Lenders of the date which is the Release Date (which the Administrative Agent hereby agrees to do if the foregoing conditions are completed in accordance with this Section).

     The determination by the Administrative Agent of the Release Date shall be presumed correct in the absence of manifest error.

     "SUBJECT PROPERTY" means the Property subject to the Deed of Trust described in the Loan Agreement.

     2. MAKE WELL AGREEMENT. Subject to the terms and conditions hereof, Morton hereby absolutely, irrevocably and unconditionally agrees in favor of the Beneficiaries that:

          (a) If at any time and from time to time during the Make Well Period, Borrower fails to comply with the covenants contained in Sections 6.12 or
     6.13 of the Loan Agreement, Morton shall make Additional Contributions to Borrower in Cash in the amount which are required, after giving PRO Forma EFFECT to the making of such Additional Contributions, to cause Borrower to be in compliance with the covenants contained in those Sections. Borrower is an intended third party beneficiary of this Agreement, but this Agreement may be amended or waived by the Administrative Agent (acting with the consent of the Lenders pursuant to Section 11.2 of the Loan Agreement) without the approval of Borrower.

          (b) Morton shall make such Additional Contributions no later than 10 Banking Days after (i) the date on which Borrower delivers a Compliance Certificate pursuant to Section 7.2 of the Loan Agreement demonstrating Borrower's failure to comply with such Sections or, (ii) if Borrower fails to deliver a Compliance Certificate by the date required pursuant to
     Section 7.2 of the Loan Agreement (or delivers a Compliance Certificate which is incorrect), on the date upon which Administrative Agent or the Requisite Lenders determine that the covenants contained in Section 6.12 or
     6.13 have not been complied with (which determination shall be presumed correct unless and until Morton demonstrates the inaccuracy thereof) and notify Morton of the same. If Morton fails to make Additional Contributions on the date required, interest shall accrue on the amount of Additional Contributions at a rate per annum equal to the interest rate set forth in the Loan Agreement for Base Rate Loans until such Additional Contributions are made to Borrower; provided that all such interest accrued to the date such Additional Contributions are made shall be paid to Borrower together therewith and shall be treated as a cash contribution to Borrower in exchange for equity of Borrower or subordinated indebtedness or, without duplication, both.

          (c) Borrower agrees to accept Additional Contributions made by Morton in the form of preferred stock as described on Exhibit A or (if investments by means of preferred stock are then prohibited in the manner set forth in the definition of Additional Contributions), in the form of junior subordinated indebtedness, and to do all acts and things necessary to accomplish the purposes of this clause (c).

          (d) This is a continuing agreement, and no Additional Contributions made in respect of any particular Default or Event of Default under Sections 6.12 or 6.13 of the Loan Agreement shall be construed to have applicability to any subsequent Default or Event of Default under those Sections, PROVIDED that in the event that Borrower is in default of its obligations under both such Sections as of any date of determination, the

     Additional Contributions made by Morton in relation to either such default shall (to the extent that they are adequate to cause PRO FORMA EFFECT compliance), be construed to be applicable to both such defaults to the extent that both such defaults are thereby cured.

     3. NEGATIVE PLEDGE. Morton hereby represents and warrants that he has caused applications to be submitted to the Nevada Gaming Commission seeking all required governmental approvals to grant a Negative Pledge to the Banks with respect to his direct and indirect interest in the equity capital of Borrower and Lily Pond Investments, Inc. (the "Securities") which constitute not less than 90% of the equity capital thereof), and that until the Release Date, he shall diligently pursue such approvals by appropriate proceedings. Within five Banking Days following the granting of all required approvals by the Nevada Gaming Commission, Morton agrees that he shall execute and deliver to the Administrative Agent (and shall cause any Person then owning any of the Securities to so execute and deliver) a written agreement in the form of Exhibit B hereto to the Administrative Agent, granting a Negative Pledge to the Administrative Agent in the Securities, PROVIDED that such agreement will provide for the termination of the Negative Pledge upon the Release Date.

     4. RIGHTS OF THE BENEFICIARIES. Morton authorizes the Beneficiaries to perform any or all of the following acts at any time in their sole discretion, all without notice to Morton and without affecting Morton's obligations under this Agreement:

          (a) The Beneficiaries may alter any terms of any of the Loan Documents to which Morton is not a party, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Obligations or any part of them PROVIDED that no alteration of the terms of Section 6.12 or 6.13 of the Loan Agreement, or their constituent definitions, which is not consented to by Morton shall result in an increase in the obligations of Morton hereunder.

          (b) The Beneficiaries may take and hold security for the Obligations or this Agreement, accept additional or substituted security for either, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.

          (c) The Beneficiaries may direct the order and manner of any sale of all or any part of any security now or later to be held for the Obligations or this Agreement, and may also bid at any such sale.

          (d) The Beneficiaries may apply any payments or recoveries from Borrower, Morton or any other source, and any proceeds of any security, to the Obligations in such manner, order and priority as they may elect, whether or not those obligations are guarantied by this Agreement or secured at the time of the application.

          (e) The Beneficiaries may release Borrower or any other Person from the portion of the Obligations held by them or any portion of them or any guaranty thereof.

          (f) The Beneficiaries may substitute, add or release any one or more guarantors or endorsers.

          (g) The Beneficiaries may extend other credit to Borrower in addition to the Obligations, and may take and hold security for the credit so extended, all without affecting Morton's liability under this Agreement.

          (h) The Administrative Agent and the Lenders may change the terms or conditions of disbursement of the Loans in accordance with the terms of the Loan Agreement.

     5. AGREEMENT ABSOLUTE. Morton agrees that until the Release Date, Morton shall not be released by or because of:

          (a) Any act or event which might otherwise discharge, reduce, limit or modify Morton's obligations under this Agreement;

          (b) Any waiver, extension, modification, forbearance, delay or other act or omission of the Beneficiaries, or any failure to proceed promptly or otherwise as against Borrower, Morton or any security or guarantor;

          (c) Any action, omission or circumstance which might increase the likelihood that Morton may be called upon to perform under this Agreement or which might affect the rights or remedies of Morton as against Borrower; or

          (d) Any dealings occurring at any time between Borrower and the Beneficiaries, whether relating to the Obligations or otherwise.

     Morton hereby expressly waives and surrenders any defense to his liability under this Agreement based upon any of the foregoing acts, omissions, agreements, waivers or matters. It is the purpose and intent of this Agreement that the obligations of Morton under it shall be absolute and unconditional under any and all circumstances.

     6.   MORTON'S WAIVERS.  Morton waives:

          (a) All statutes of limitations as a defense to any action or proceeding brought against Morton by the Beneficiaries, or either of them, to the fullest extent permitted by Law;

          (b) Any right he may have to require the Beneficiaries to proceed against Borrower, proceed against or exhaust any security held from Borrower, or pursue any other remedy in their power to pursue;

          (c) Any defense based on any claim that Morton's obligations exceed or are more burdensome than those of Borrower;

          (d) Any defense based on: (i) any legal disability of Borrower, (ii) any release, discharge, modification, impairment or limitation of the liability of Borrower under the Loan Documents from any cause, whether consented to by the Beneficiaries or arising by operation of Law or from an Insolvency Proceeding, (iii) any rejection or disaffirmance of the Obligations or any security held for the Obligations, in any such Insolvency Proceeding and (iv) Morton's rights under Nevada Revised Statutes ("NRS") 104.3605, Morton specifically agreeing that this clause
     (iv) shall constitute a waiver of discharge under NRS 104.3605;

          (e) Any defense based on any action taken or omitted by the Beneficiaries in any Insolvency Proceeding involving Borrower, including any election to have a claim allowed as being secured, partially secured or unsecured, any extension of credit by the Beneficiaries, or any of them, to Borrower in any Insolvency Proceeding, and the taking and holding by the Beneficiaries of any security for any such extension of credit;

          (f) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind except for any demand or notice expressly provided for in this Agreement;

          (g) Any defense based on or arising out of any defense that Borrower may have to the payment or performance of the Obligations or any portion of the Obligations; and

          (h) Any defense or benefit based on NRS 40.430 and judicial decisions relating thereto and NRS 40.451 ET SEQ. and judicial decisions relating thereto (to the fullest extent that the same may be waived under the NRS), Morton agreeing that the waiver in this paragraph (h) is intended to take advantage of the two waivers permitted by NRS 40.495 to the maximum extent permitted.

     7.   SUBROGATION AND OTHER RIGHTS.

          (a) Upon the occurrence of any Event of Default, the Beneficiaries may, in their sole discretion, without prior notice to or consent of
     Morton: (i) foreclose either judicially or nonjudicially against any real or personal property security for the Obligations, (ii) accept a transfer of any such security in lieu of foreclosure, (iii) compromise or adjust the Obligations or any part thereof or make any other accommodation with Borrower or Morton, or (iv) exercise any other remedy against Borrower or any security. No such action by the Beneficiaries shall release or limit the liability of Morton, who shall remain liable under this Agreement after the action, even if the effect of the action is to deprive Morton of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from Borrower for any sums paid to the Beneficiaries, whether contractual or arising by operation of Law or otherwise. Morton expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by the Beneficiaries or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Obligations.

          (b) Regardless of whether Morton may have made any payments to the Beneficiaries, Morton hereby defers and subordinates, until all obligations and indebtedness of Borrower to the Beneficiaries are paid in full and in cash: (i) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement from Borrower for any sums paid to the Beneficiaries, whether contractual or arising by operation of Law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise, (ii) all rights to enforce any remedy that the Beneficiaries may have against Borrower, and (iii) all rights to participate in any security now or later to be held by the Beneficiaries.

          (c) Morton understands and acknowledges that if the Beneficiaries foreclose judicially or nonjudicially against any real property security for the Obligations, that foreclosure could impair or destroy any ability that Morton may have to seek reimbursement, contribution or indemnification from Borrower or others based on any right Morton may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by Morton under this Agreement. Morton further understands and acknowledges that in the absence of this Section 7, such potential impairment or destruction of Morton's rights, if any, may entitle Morton to assert a defense to this Agreement. By executing this Agreement, Morton freely, irrevocably and unconditionally: (i) waives and relinquishes that defense and agrees that Morton will be fully liable under this Agreement even though the Beneficiaries may foreclose judicially or nonjudicially against any real property security for the Obligations; (ii) agrees that Morton will not assert that defense in any action or proceeding which the Beneficiaries may commence to enforce this Agreement; and (iii) acknowledges and agrees that the Beneficiaries are relying on this waiver in making the Obligations, and that this waiver is a material part of the consideration which they are receiving for making the Obligations.

     8. REVIVAL AND REINSTATEMENT. If the Lenders are required to pay, return or restore to Borrower or any other person any amounts previously paid on the Obligations because of any Insolvency Proceeding of Borrower, any stop notice or any other reason, the obligations of Morton shall be reinstated and revived and the rights of the Beneficiaries shall continue with regard to such amounts, all as though they had never been paid.

     9. INFORMATION REGARDING BORROWER AND THE SUBJECT PROPERTY. Before signing this Agreement, Morton investigated the financial condition and business operations of Borrower, the present and former condition, uses and ownership of the Subject Property, and such other matters as Morton deemed appropriate to assure himself of Borrower's ability to discharge its obligations under the Loan Documents. Morton assumes full responsibility for that due diligence, as well as for keeping informed of all matters which may affect Borrower's ability to pay and perform its obligations to the Beneficiaries. The Beneficiaries have no duty to disclose to Morton any information which they may have or receive about Borrower's financial condition or business operations, the condition or uses of the Subject Property, or any other circumstances bearing on Borrower's ability to perform its obligations to the Beneficiaries.

     10. SUBORDINATION. All rights of Morton, whether now existing or later arising, to receive payment on account of any Additional Contributions made hereunder, and any dividends, interest or other amounts payable by reason thereof, shall at all times be subordinate as to lien and right of payment and in all other respects to the full and prior repayment of the Obligations.
Morton shall not be entitled to enforce or receive payment of any sums hereby subordinated until the Obligations have been paid and performed in full and any such sums received in violation of this Agreement shall be received by Morton in trust for the Lenders.

     11.  FINANCIAL INFORMATION.   Within ninety days after the end of each
calendar year, Morton shall deliver to the Administrative Agent a personal financial statement, including a balance sheet and statement of cash flows as of the last day of such calendar year and for the year then ended and a Liquidity Report in the form described in the Loan Agreement as of the date hereof. The Administrative Agent is authorized to distribute the Liquidity Reports to the Lenders but shall retain the confidentiality of the annual financial report in accordance with Section 11.14 of the Loan Agreement (but is authorized to describe any discrepancies between the Liquidity Report and such financial statements to the Lenders, without any liability for any failure to do so). Morton shall promptly provide the Administrative Agent with such other information concerning his affairs and properties as the Administrative Agent may reasonably request.

     12. MORTON'S REPRESENTATIONS AND WARRANTIES. Morton represents and warrants that:

          (a) This agreement is the valid and binding obligation of Morton, enforceable in accordance with its terms.

          (b) All financial statements and other financial information furnished or to be furnished to the Administrative Agent or the Lenders by Morton are true and correct in all material respects and fairly represent the financial condition of Morton (including all contingent liabilities);

          (c) There has been no material adverse change in Morton's financial condition since the dates of the statements most recently furnished to the Administrative Agent;

          (d) The execution, delivery and performance of this Agreement do not and will not (i) constitute a default or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) any Lien with respect to, any material bond, note, debenture or other evidence of Indebtedness or any indenture, mortgage, deed of trust or other agreement or instrument to which Morton is a party or bound, or to which any properties of Morton may be subject,
     (ii) contravene any order of any court or governmental agency (including, without limitation, any gaming authority in any state of the United States or foreign country or body having jurisdiction over Morton or any of his properties), or (iii) violate or conflict with any statute, rule or regulation or administrative or court decree applicable to Morton or any of his properties may be subject.

     13. EVENTS OF DEFAULT. The Beneficiaries may declare Morton to be in default under this Agreement upon the occurrence of any of the following events ("Events of Default"):

          (a) Morton fails to perform any of his obligations under this Agreement; or

          (b) Morton purports to revoke or rescind this Agreement, denies his continuing liability hereunder, or fails to reaffirm his obligations hereunder in writing within five days following a written request to do so by either Beneficiary; or

          (c) Any representation or warranty made or given by Morton to the Beneficiaries proves to be false or misleading in any material respect as of the date when made or reaffirmed; or

          (d) Morton becomes insolvent or the subject of any Insolvency Proceeding; or

          (e) Morton dies or is declared incompetent by a court of competent jurisdiction;

and, in any such case, the Administrative Agent shall be entitled to exercise all remedies provided hereby.

     14.  REFERENCE AND ARBITRATION.

          (a) JUDICIAL REFERENCE. In any judicial action between or among the parties, including any action or cause of action arising out of or relating to this Agreement (including without limitation those based on or arising from an alleged tort), all decisions of fact and Law shall at the request of any party be referred to a referee. The parties shall designate to the court a referee or referee selected under the auspices of the American Arbitration Association ("AAA") in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced.

          (b) MANDATORY ARBITRATION. Any controversy or claim between or among the parties, including those arising out of or relating to this Agreement and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration, PROVIDED THAT this Section shall not limit the right of the Beneficiaries to proceed judicially to foreclosure under any document providing collateral security to them. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of Law provision in this Agreement, and under the Commercial Rules of the AAA. The arbitrators shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrators. Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or-ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiffs, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

          (c)  REAL PROPERTY COLLATERAL.  Notwithstanding the provisions of
     Section 14(b), no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation of Morton or Borrower to the Beneficiaries which is secured by real property collateral. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined by reference as provided in Section 14(a).

          (d) PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. No provision of this Section 14 shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the relevant Beneficiary's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

     15. ADDITIONAL AND INDEPENDENT OBLIGATION. Morton's obligations under this Agreement are in addition to his obligations under the Completion Guaranty and any future agreements which may be entered into among Morton and either Beneficiary. Morton's obligations under this Agreement are independent of those of Borrower under the Loan Agreement, the other Loan Documents. The Beneficiaries may bring a separate action, or commence a separate reference or arbitration proceeding against Morton without first proceeding against Borrower, any other person or any security that the Beneficiaries may hold, and without pursuing any other remedy. The rights under this Agreement shall not be exhausted by any action by the Beneficiaries until the Obligations have been paid and performed in full or this Agreement is terminated in accordance with its terms.

     16. NO WAIVER; CONSENTS; CUMULATIVE REMEDIES. Each waiver by the Beneficiaries must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay by the Beneficiaries in exercising or failure to exercise any right or remedy against Borrower, Morton or any security. Consent by the Beneficiaries to any act or omission by Borrower or Morton shall not be construed as a consent to any other or subsequent act or omission, or as a waiver of the requirement for their consent to be obtained in any future or other instance. All remedies of the Beneficiaries against Borrower and Morton are cumulative.

     17. SUCCESSORS AND ASSIGNS; PARTICIPATIONS. The terms of this Agreement shall bind and benefit the legal representatives, successors and assigns of the Beneficiaries and Morton; provided, however, that Morton may not assign this Agreement, or assign or delegate any of his rights or obligations under this Agreement, without the prior written consent of the Beneficiaries in each instance. The Beneficiaries may sell or assign participations or other interests in the Obligations and their respective rights under this Agreement, in whole or in part, all without notice to or the consent of Morton and without affecting Morton's obligations under this Agreement. Without notice to or the consent of Morton, the Beneficiaries may disclose any and all information in their possession concerning Morton, this Agreement and any security for this Agreement to any actual or prospective purchaser of the Obligations or their rights hereunder or to any participant therein (provided in each case that such disclosure is subject to a written confidentiality agreement).

     18. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the local Laws of the State of Nevada without reference to the conflicts of laws or choice of laws provisions thereof.

     19. COSTS AND EXPENSES. If any lawsuit, reference or arbitration is commenced which arises out of, or which relates to this Agreement, the prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys' fees (including reasonably allocated costs for services of in-house counsel of the Administrative Agent) in the action or proceeding, in addition to costs and expenses otherwise allowed by Law. In all other situations, including any Insolvency Proceeding, Morton agrees to pay all of the Beneficiaries' reasonable costs and expenses, including reasonable attorneys' fees (including reasonably allocated costs for services of their respective in-house counsel of the Administrative Agent) which may be incurred in any effort to collect or enforce the terms of this Agreement. From the time incurred until paid in full, all sums shall bear interest at the Default Rate.

     20. CONSIDERATION. Morton acknowledges that it expects to benefit from the extension of the Obligations to Borrower because of his relationship to Borrower, and that it is executing this Agreement in consideration of that anticipated benefit.

     21. INTEGRATION; MODIFICATIONS. This Agreement (a) integrates all the terms and conditions mentioned in or incidental to this Agreement, (b) supersedes all oral negotiations and prior writings with respect to its subject matter, and (c) is intended by Morton and the Beneficiaries as the final expression of the agreement with respect to the terms and conditions set forth in this Agreement and as the complete and exclusive statement of the terms agreed to by Morton and the Beneficiaries with respect to the subject matter of this Agreement. No representation, understanding, promise or condition shall be enforceable against any party unless it is contained in this Agreement.

     22. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO THE THIS AGREEMENT, THE LOAN AGREEMENT AND ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY

COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     23. NOTICES. Notices hereunder shall be in writing and shall be delivered in the manner prescribed for notices in the Loan Agreement to the address for each party set forth in the signature pages to this Agreement.

     24. MISCELLANEOUS. The illegality or unenforceability of one or more provisions of this Agreement shall not affect any other provision.

     25.  TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

     IN WITNESS WHEREOF, Morton has executed this Agreement as of the date first written above.

                              /s/ Peter A. Morton
                              ------------------------------------
                              Peter A. Morton, an individual

                              Address for Notices
                              Hard Rock Hotel and Casino
                              --------------------------------------------------
                              510 N. Robertson Blvd.
                              --------------------------------------------------
                              Los Angeles, CA 90048
                              --------------------------------------------------

                              Telephone  (310) 358-1710
                                        ----------------------------------------

                              Telecopier (310) 652-8747
                                        ----------------------------------------


Accepted:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as
Administrative Agent

By: /s/ Scott Faber
   -------------------------------

Title: Vice President
      ----------------------------

Address for Notices:

555 S. Flower St.
--------------------------------------
Los Angeles, CA 90071
--------------------------------------

--------------------------------------


Telephone (213) 228-2299
          ---------------------------

Telecopier (213) 222-9861
          ---------------------------

By executing this Agreement in the space provided below, the Borrower consents to the terms hereof, and agrees that it shall not take any action which is in contravention of the terms of this Agreement.

HARD ROCK HOTEL, INC.

By: /s/ Peter A. Morton
   -------------------------------

Title: President
      ----------------------------

               EXHIBIT A - DESCRIPTION OF PREFERRED STOCK

                  EXHIBIT B - NEGATIVE PLEDGE AGREEMENT





                                _________, ______


Ms. Janice Hammond
Vice President - Agency Specialist
USCG - Agency Management Los Angeles 20529
Bank of America National Trust and Savings Association
555 South Flower Street, 11th Floor
Los Angeles, California  90071


          Re:   NEGATIVE PLEDGE

Dear Ms. Hammond:

          This letter is delivered to you in connection with the Make Well Agreement dated as of March 23, 1998 made by Peter A. Morton in favor of Bank of America National Trust and Savings Association. Capitalized terms used in this are used with the meanings set forth in the Loan Agreement referred to in the Make Well Agreement.

          The undersigned hereby certifies to each of the Creditors under the Loan Agreement that it has received all necessary consents and approvals of the Nevada Gaming Commission and all other relevant governmental agencies to the execution, delivery and performance of this letter. By this letter the undersigned hereby agrees that he shall not create, incur, assume, or suffer to exist any Lien or Right of Others with respect to his direct or indirect interest in Hard Rock Hotel, Inc., a Nevada corporation and Lily Pond Investments, Inc. a ________ corporation (collectively, the "Stock") nor grant any Negative Pledge to any other creditor which prohibits the granting of Liens or Negative Pledges to the Creditors under the Loan Agreement with respect to any of the Stock.

          The Stock constitutes not less than 90% of the equity capital of each of Hard Rock Hotel, Inc and Lily Pond Investments, Inc.

          It is understood and agreed that (i) the provisions of this letter shall not apply to any Stock which is sold by the undersigned to a person which is not an affiliate of the undersigned in a BONA FIDE transaction for arm's length value which does not constitute a Change in Control under the Loan Agreement and (ii) that, concurrently with the transfer of any Stock to an Affiliate, the undersigned will cause that Affiliate to execute a letter providing the same benefits as this letter to the Administrative Agent with respect to the Stock so transferred.

          This letter supplements the Make Well Agreement, and the provisions of the Make Well Agreement (including each of the suretyship waivers and consents set forth therein) are hereby incorporated by this reference. This letter shall terminate concurrently with the Make Well Agreement.



                                         -------------------------------
                                         Peter A. Morton